UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2008 registrant filed a Form 8-K pursuant to Item 2.02 containing as an exhibit a press release disclosing material non-public information regarding the registrant’s results of operations for the quarter ended June 30, 2008.   The purpose of this Amended Form 8-K is to correct certain information contained in that previously filed Form 8-K pursuant to Item 2.02; specifically to correct: (i) the weighted average common and common equivalent shares outstanding –diluted for the six months ended June 30, 2008 from 34,241 to 35,612; (ii) the diluted earnings per share for the six months ended June 30, 2008 from $0.25 to $0.24; (iii) the interest expense (net) per share for the six months ended June 30, 2008 from $0.19 to $0.18; (iv) EBITDA per share for the six months ended June 30, 2008 from $.078 to $0.75; (v) equity-based compensation per share for the six months ended June 30, 2008 from $0.10 to $0.09; and (vi) Adjusted EBITDA per share for the six months ended June 30, 2008 from $0.88 to $0.84.

Corrected versions of the Summary Consolidated Statements of Operations table and the Reconciliation of GAAP Net Income and Earnings Per Share to Non-GAAP EBITDA and EBITDA Per Share table are furnished with this Current Report on Form 8-K/A as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished pursuant to Item 8.01:

	99.1	Summary Consolidated Statements of Operations table and Reconciliation of GAAP Net Income and Earnings Per Share to Non-GAAP EBITDA and EBITDA Per Share table

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: August 5, 2008	/s/ James L. Brill
James L. Brill
Sr. Vice President, Finance and
Chief Financial Officer